UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 24, 2005
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


             001-09293                              73-1016728
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    (Commission File Number)            (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                           74820
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       (Address of Principal Executive Offices)        (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On October 24, 2005, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three and nine months ended September 30, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                 Description
   -----------                ------------
       99.1         Company Press Release dated October 24, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Randy Harp
                             ---------------------------------------------------
                                   Randy Harp, Chief Operating Officer

Date:  October 24, 2005

For Release 4:00 p.m. Eastern                   Company      Steve Williamson
Monday, October 24, 2005                       Contact:        (580) 436-1234

          Pre-Paid Legal Announces Third Quarter 2005 Financial Results

          Membership Revenue Up 11%, Commissions Up 24% and EPS down 5%
                           Nine Month Cash Flow up 6%

ADA, OK, October 24, 2005 - Pre-Paid Legal Services, Inc. (NYSE:PPD) announced financial results for the third quarter and nine months ended September 30, 2005. Third quarter 2005 membership revenues increased 11% to a record $99.0 million vs. $89.3 million for the third quarter of 2004. Primarily due to a 24% increase ($7.3 million) in commissions, third quarter net income decreased 10% to $8.6 million vs. $9.7 million for the 2004 third quarter. Diluted earnings per share decreased 5% to 55 cents vs. 58 cents. Diluted earnings per share declined less than net income due to a 5% decrease in diluted shares outstanding.

Membership revenues for the first nine months of 2005 increased 9% to a record $288.6 million vs. $264.2 million for the 2004 comparable period. Primarily due to a 21% ($18.9 million) increase in commissions, net income for the first nine months of 2005 decreased 19% to $24.4 million vs. $30.3 million for the first nine months of 2004. Diluted earnings per share decreased 15% to $1.55 vs. $1.82. Diluted earnings per share declined less than net income due to a 6% decrease in diluted shares outstanding.

During 2005 we have had meaningful increases in new membership sales and "add-on" Identity Theft sales. We expense commission advances in the first month. Increased sales thus reduce current earnings but increase future earnings as the revenues are earned and recorded without the corresponding commissions. This reporting model typically results in our net cash provided by operating activities exceeding our net income, as it did in each of the periods reflected below.

Net cash from operations for the nine months ended September 30, 2005 increased 6% to $32.4 million vs. $30.5 million for the first nine months of 2004. During the first nine months of 2005 we invested $11.7 million to repurchase 336,100 shares of our common stock at an average price of $34.73. We also paid out $12.4 million in dividends. Since April 1999 through September 30, 2005, we have repurchased 9.4 million shares, investing $222.5 million at an average per share cost of $23.64. Shares outstanding have been reduced by approximately 35%. At September 30, 2005 our total indebtedness was $33.7 million and we had unpledged cash and investment balances exceeding $48.3 million.

Third quarter 2005 membership fees and associate services revenues increased 2% vs. the second quarter of 2005. Associate services and direct marketing expenses decreased approximately 3%. Membership benefits were 35% of membership fees in both periods. Commissions, as a percent of membership fees, were 38% in the 2005 third quarter vs. 40% in the second quarter due to a 2% decline in new legal service membership sales partially offset by a 2% increase in "add-on" Identity Theft sales. General and administrative expenses were 12% vs. 13% of membership fees in the third and second quarters, respectively.

We will conduct a conference call to present the third quarter results on Wednesday, October 26, 2005, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of http://www.prepaidlegal.com or may be accessed by dialing (719) 457-2728. Audio replay will be available beginning at 11:30 a.m. Eastern Time on October 26, 2005 and will run through midnight Wednesday, November 2, 2005 by dialing (719) 457-0820; passcode for the replay is 8268624. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

We expect to file our quarterly report on Form 10-Q for the period ended September 30, 2005 later today.

About Pre-Paid Legal Services

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K and pages 8 and 9 of the Company's June 30, 2005 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.



PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Nine Months Ended
                                                                              September 30,             September 30,
                                                                         -----------------------  ------------------------
                                                                            2005         2004         2005         2004
                                                                         ----------  -----------  -----------  -----------
Revenues:
  Membership fees....................................................    $  99,009   $   89,317   $  288,606   $  264,187
  Associate services.................................................        7,335        6,132       21,552       18,607
  Other..............................................................        1,238        1,404        3,938        4,097
                                                                         ----------  -----------  -----------  -----------
                                                                           107,582       96,853      314,096      286,891
                                                                         ----------  -----------  -----------  -----------
Costs and expenses:
  Membership benefits................................................       34,919       31,100      101,350       90,835
  Commissions........................................................       37,374       30,097      107,871       88,960
  Associate services and direct marketing............................        7,687        7,304       24,746       21,611
  General and administrative.........................................       12,015       11,083       35,451       32,033
  Other, net.........................................................        2,390        2,526        7,357        7,215
                                                                         ----------  -----------  -----------  -----------
                                                                            94,385       82,110      276,775      240,654
                                                                         ----------  -----------  -----------  -----------

Income before income taxes...........................................       13,197       14,743       37,321       46,237
Provision for income taxes...........................................        4,553        5,086       12,876       15,952
                                                                         ----------  -----------  -----------  -----------
Net income...........................................................    $   8,644   $    9,657   $   24,445   $   30,285
                                                                         ----------  -----------  -----------  -----------

Basic earnings per common share......................................    $    .56    $     .59    $    1.58    $    1.83
                                                                         ----------  -----------  -----------  -----------

Diluted earnings per common share....................................    $    .55    $     .58    $    1.55    $    1.82
                                                                         ----------  -----------  -----------  -----------

Weighted average number of shares:
  Basic..............................................................       15,451       16,481       15,471       16,572
  Diluted............................................................       15,726       16,581       15,753       16,677

Net cash provided by operating activities............................   $   11,329   $    9,664   $   32,367   $   30,505
Net cash (used in) provided by investing activities..................   $   (4,685)  $    8,680   $   (1,523)  $    1,895
Net cash (used in) provided by financing activities..................   $   (3,749)  $   15,121   $  (31,646)  $   (2,877)
                                                        ###
===================================================================================================================